BYLAWS

OF

AMPLIFY INSURANCE COMPANY

Amplify Insurance Company (the “Company”), duly existing under the laws of Arizona and desiring to state its Bylaws, submits the following Amended and Restated Bylaws:

ARTICLE I

THE COMPANY

Section 1.1. Name and Home Office. The name of the Company shall be Amplify Insurance Company. The Company’s Home and Principal Office shall be at 20 E. Thomas Road, Suite 2200, Phoenix, Arizona, 85014. The Company may have such other offices, either within or outside of Arizona, as the Board of Directors may designate or as the business of the Company may from time to time require.

Section 1.2. Type. The Company shall operate as a legal reserve company under the provisions of the Insurance Code of Arizona, as shall engage in the business of life, health and accident insurance and annuities, and reinsurance as defined in the Insurance Code of Arizona as authorized by the provisions of the Insurance Code of Arizona and any amendments thereto.

Section 1.3. Purpose. The purpose of this Company shall be to issue life, health and accident policies and annuity contracts providing for the payment of cash benefits in such amounts as are permitted by law, to such persons as qualify for same by making application to, and being accepted by, the officers of the company, and to reinsure existing insurance coverages as may be provided by the Insurance Code of Arizona.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meetings. The annual stockholders’ meeting for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held each year at 11:00 am EST on the first day of April, at the Company’s Principal Office, but if a legal holiday, on the next succeeding day not a legal holiday. Such meeting may be held at such other time as soon thereafter as is conveniently possible or, at such other place or both as may be designated by the Board of Directors.

Section 2.2 Special Meetings. For any proper purpose or purposes, the Board of Directors, the President, or any Vice President may call at any time a special stockholders’ meeting. Special stockholders’ meetings shall be held on the dates, at the times, and at the places, within or outside of the State of Arizona, as whoever calls such meetings directs. The President or any Vice President shall call a special stockholders’ meeting whenever stockholders, who own not less than onefourth (1/4) of the Company’s then-issued and outstanding stocks and who are entitled to vote on matters to be submitted to the Company’s stockholders deliver a written request for a special meeting to the President or any Vice President. All such written requests must state a proper purpose or purposes for the special meeting. Only business within the purpose of purposes described in the written requests may be conducted at the special meeting.

Section 2.3 Notice of Meeting.

(a)Written or printed notice of every stockholders’ meeting stating the date, time,  and place of such meeting and signed by the President, any Vice President, the Secretary, or any Assistant Secretary shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting. The notice of a special meeting also must state the purpose or purposes for which such meeting is called. The notice of an annual meeting may state the purpose or purposes for which such meeting is called.

(b)Written notices shall be delivered not less than ten (10) nor more than sixty (60)  days before the date of a meeting, except as otherwise provided by law.

(c)If mailed, all notices shall be sent to stockholders’ addresses as they appear in the  Company’s stock books, unless a stockholders’ has filed with the Secretary a written request that notices to that stockholder be mailed to some other address. In such case, notices shall be mailed to the address designated, in the stockholder’s written request.

Section 2.4. Waiver of Notice. Whenever the Arizona Insurance Laws, the Company’s Articles of Incorporation, or these Bylaws require any notice to be given to a stockholder, a written waiver of notice shall be deemed equivalent to notice if the waiver is signed by the stockholder entitled to such notice (whether before or after the time stated therein) and delivered to the Company for inclusion in the minutes or other Corporate Records. A stockholder’s or proxy’s attendance at a meeting shall be deemed equivalent to a written waiver of notice of such meeting by the stockholder.

Section 2.5 Voting Lists. At least ten (10) days before each stockholder’s meeting, the officer or agent responsible for the Company’s stock transfer books shall make a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof. The list, arranged in alphabetical order, shall identify each eligible stockholder’s name, address, and number of stocks. For a period of ten (10) days prior to such meeting, the list shall be kept on file at the Company’s Principal Office and shall be subject to inspection by any stockholder at any time during usual business hours. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting or any adjournment. The Company’s original stock transfer book shall be prima facie evidence as to which stockholders are entitled to examine stockholders’ lists and transfer books or to vote at stockholders’ meetings.

Section 2.6 Transacting Business. Except as otherwise required by law, to transact business at any stockholders’ meeting, holders of record of a majority of the then-issued and outstanding stocks of the Company and who are entitled to vote must be present in person or by proxy.

Section 2.7 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote (present in person or by proxy) or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of a stockholders’ meeting may adjourn such meeting from time to time until a quorum is present.

Section 2.8 Voting.

(a)Each outstanding stock, regardless of a class shall be entitled to one vote on each matter submitted to a vote of a meeting of the stockholders, except to the extent that the voting rights of the stocks of any class or classes are limited or denied by the Articles of Incorporation, as permitted by law.

(b)A stockholder may vote either in person or by proxy executed in writing by the stockholder or by her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

(c)Cumulative voting shall not be allowed.

Directors shall be chosen by a plurality of eligible stockholder votes cast in an election, and, except as otherwise provided by law or by the Company’s Articles of Incorporation, all other questions before the stockholders shall be determined by a majority of the eligible votes cast on such question.

Section 2.9 Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by the stockholder’s duly authorized attorney. Stocks standing in the name of a company (other than the Company) may be voted by any officer, agent, or proxy as the Board of Directors of such company may appoint or as the Bylaws of such company may prescribe. All proxies must be filed with the Secretary of the Company before or at the time of a meeting.

Section 2.10 Judges of Election. The Board of Directors may appoint judges of election to serve at any election of Directors and at balloting on any other matter that may properly come before a stockholders’ meeting. If no such appointment is made or if any of the judges so appointed fails, refuses, or is unable to attend, then the presiding officer at a meeting may make such appointments.

Section 2.11 Conduct of Meetings. Stockholders’ meetings shall be presided over by the President, and in her absence, by a chairman chosen by the Board of Directors. The Secretary of the Company, and in her absence, an Assistant Secretary, and if none is present, a person chosen at the meeting by the Board of Directors shall act as secretary of a stockholders’ meeting.

Section 2.12 Informal Action by Stockholders.

( a ) Unless otherwise provided by law, any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting if all the stockholders entitled to vote on the action sign a written consent that describes the action taken  and the written consent is delivered to the Company for inclusion in the stockholders’ minute book.

(b)The record date for determining which stockholders are entitled to take action without a meeting is the date the first stockholder signs the written consent.

(c)Action taken under this Section is effective when the last stockholder signs the written consent, unless the written consent specifies a prior or subsequent effective date.

(d)A written consent signed under this Section has the effect of a meeting vote and may be described as a meeting vote in any document.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Number. The number of Directors which shall constitute the whole Board of

Directors shall be fixed from time to time between five (5) and fifteen (15) by resolution of the Board of Directors or stockholder (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them).

Section 3.2 Election and Term of Office. Directors shall be elected at the annual stockholders’ meeting, except as provided in Section 3.3, and each Director elected at the annual meeting shall be elected for a term of three (3) years. The terms of each Director shall be staggered so that in each year, at least one (1) Director shall stand for election. A Director (whether elected at an annual meeting or as provided in Section 3.3) shall continue in office until such Director’s successor has been elected and qualified or until, if earlier, such Director’s death, resignation, or removal in the manner hereinafter provided.

Section 3.3 Vacancies and Additional Directorships. If any vacancy shall occur among the Directors by reason of death, resignation, disqualification, increase in the number of Directors, or otherwise, a majority of the remaining Directors (whether or not a quorum), may fill any such vacancy. A Director selected by the Directors to fill a vacancy shall be elected to hold office until the next annual stockholders’ meeting.

Section 3.4 Regular Meetings. Meetings of the Board of Directors may be held at such time at the Company’s Principal Office or at such other place as may be unanimously designated by the Board of Directors. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of a regular meeting shall be fixed or changed, notice of such action shall be mailed promptly to each Director who was not present at the meeting at which such action was taken addressed to such Director at such Director’s residence or usual place of business. A Director, by telephone or video conference call, may participate in and be considered present at a Directors’ meeting.

Section 3.5 Special Meetings. Special meetings of the Board of Directors shall be held upon the call of the President, any Vice President, or any two Directors. Except as otherwise required by law, notice of a special meeting shall be mailed to each Director, addressed to such Director’s residence or usual place of business, at least two (2) days before the meeting day, or the notice shall be sent to such Director at such place by telex, facsimile transmission, telegram, radio, e-mail, or cable, or telephoned or delivered to him personally not later than the day before the meeting day. Each notice shall state the time and place of the meeting, but it need not state the meeting’s purposes, unless otherwise required by law, the Company’s Articles of Incorporation or these Bylaws. A Director, by telephone or video conference call, may participate in and be considered present at a Directors’ special meeting.

Section 3.6 Waiver of Notice. Whenever the Arizona Insurance Laws, the Company’s Articles of Incorporation, or these Bylaws require any notice to be given to a Director, a written waiver of notice shall be deemed equivalent to notice if the waiver is signed by the Director entitled to such notice (whether before or after the time stated therein) and delivered to the Company for inclusion in the minutes or other Corporate records. A Director’s attendance at a meeting shall be deemed equivalent to a written waiver of notice of such meeting by the Director.

Section 3.7 Quorum. At each Board of Directors’ meeting, a majority of the total number of Directors must be present to constitute a quorum to transact business.

Section 3.8 Adjournment. In the absence of a quorum, a majority of those Directors present at a meeting may adjourn the meeting from time to time until a quorum is present, and the meeting may be held as so adjourned without further notice or waiver.

Section 3.9 Voting. A majority of the Directors present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Company’s Articles of Incorporation, or these Bylaws.

Section 3.10 Interest of Directors.

(a)A “conflict of interest transaction” is a transaction with the Company in which a Director of the Company has a direct or indirect interest. A conflict of interest transaction is not voidable by the Company solely because of the Director’s interest in the transaction if any one of the following is true:

(1)The material facts of the transaction and the Director’s interest were disclosed or known to the Board of Directors or to a committee of the Board of Directors, and the Board of Directors or committee authorized, approved, or ratified the transaction;

(2)The material facts of the transaction and the Director’s interest were disclosed or known to the stockholders entitled to vote, and they authorized, approved, or ratified the transaction; or

(3)The transaction was fair to the Company.

(b)For purposes of this Section, a Director of the Company has an “indirect interest” in a transaction if:

(1)one party to the transaction is another entity in which the Director has a material financial interest or in which the Director is a general partner; or

(2)one party to the transaction is another entity of which the Director is a Director, officer, or trustee and the transaction is, or is required to be, considered by the Company’s Board of Directors.

(c)For purposes of Subsection (a)(1), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the      Directors on the Board of Directors (or on the committee) who have no direct or    indirect interest in the transaction (“Disinterested Directors”). However, a transaction may not be authorized, approved, or ratified under this Section by a single Director. If a majority of the Disinterested Directors votes to authorize, approve, or ratify a transaction, a quorum shall be deemed present for the purpose of taking action under this Section. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Subsection (a)(1), if the transaction is otherwise authorized, approved, or ratified as provided in this Subsection.

(d)For purposes of Subsection (a) (2), stocks owned by or voted under the control       of a Director who has a direct or indirect interest in the transaction and stocks owned by or voted under the control of an entity described in Subsection (b) may be counted in a vote of stockholders to determine whether to authorize, approve, or ratify a conflict of interest transaction.

Section 3.11 Resignation of Directors. Any Director may resign at any time by giving written notice of resignation to the Board of Directors, the President, any Vice President, or the Secretary. Unless otherwise specified in such notice, a resignation shall take effect upon receipt of the notice by the Board of Directors or by any such officer. Acceptance of a resignation is not necessary to make the resignation effective.

Section 3.12 Removal of Directors. A Director may be removed, with or without cause, only at a meeting of the stockholders or Directors called expressly for that purpose. Removal by the stockholders requires an affirmative vote of the stockholders representing at least a majority of all the votes then entitled to be cast at an election of Directors. Removal by the Board of Directors requires an affirmative vote of a majority of all the Directors remaining in office. No Director may be removed except as provided in this Section.

Section 3.13 Compensation of Directors. Directors may receive such reasonable compensation for their services, whether in the form of salary or a fixed fee for attendance at meetings, and for their expenses, if any, as the Board of Directors may determine from time to time. This Section shall not be construed to preclude any Director from serving the Company in any other capacity and receiving compensation for such services.

Section 3.14 Informal Action by Directors.

(a)Unless otherwise provided by law, any action required or permitted to be taken at  a Directors’ meeting may be taken without a meeting if all the Directors sign a written consent that sets forth the action taken and the written consent is filed in the Directors’ minute book.

(b)A written consent signed under this Section has the effect of a meeting vote and may be described as a meeting vote in any document.

ARTICLE IV

COMMITTEES OF THE BOARD

Section 4.1 Designation. Power. Alternate Members and Term of Office.

(a)The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee (the “Committee”). To the extent provided in the authorizing resolution and permitted by law, the Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the Company’s business and affairs. Subject to these Bylaws and except as otherwise determined by the Board of Directors, the Committee may make rules for the conduct of its business.

(b)The Board of Directors must designate at least two of the Company’s Directors to serve as the members of the Committee, and it also may designate one or more Directors as alternate Committee members who, in the order specified by the Board of Directors, may replace any absent or disqualified member at a Committee meeting. If at a Committee meeting, one or more members are absent or disqualified and if the Board of Directors has not designated any alternate members or the number of absent and disqualified members exceeds the number of alternate members who are present at the meeting, then the Committee member or members (including alternates) present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint other Directors to act at such meeting in the place of any absent or disqualified Committee members.

(c)The terms of Committee members shall be fixed from time to time by the Board of Directors, subject to these Bylaws. However, any Committee member who Ceases to be a Director of the Company shall immediately cease to be a Committee member.

(d)The Committee shall appoint a secretary who also may be a Director or an officer of the Company.

Section 4.2 Meetings, Notices, and Records.

(a)The Committee may hold regular meetings, with or without notice, and may fix the times and places of such meetings. A Committee member, by telephone or video conference call, may participate in and be considered present at a Committee meeting.

(b)The Committee’s chairman or, if there is no chairman, any Committee member may call a special meeting of the Committee. Except as otherwise provided by law, notice of a special meeting shall be mailed to each Committee member, addressed to such member’s residence or usual place of business, at least, two (2) days before the meeting day, or the notice shall be sent to the member at such place by telex, facsimile transmission, telegram, radio, e-mail, or cable, or telephoned or delivered to such member personally not later than the day before the meeting day. A notice must state the time and place of the meeting, but it need not state the meeting’s purposes, unless otherwise required by law, the Company’s Articles of Incorporation, or these Bylaws. A Committee member, by telephone or video conference call, may participate in and be considered present at a special Committee meeting.

(c)Notice of a Committee meeting need not be given to any member who attends  such meeting in person or who waived notice (before or after such meeting) in a signed writing filed with the minutes or corporate records.

(d)The Committee shall keep a record of its proceedings.

Section 4.3 Quorum. At each Committee meeting, a majority of members then in office must be present to constitute a quorum to transact business.

Section 4.4 Adjournments. In the absence of a quorum, a majority of those members present at a meeting may adjourn the meeting from time to time until a quorum is present, and the meeting may be held as so adjourned without further notice or waiver.

Section 4.5 Voting. A majority of the members present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Company’s Articles of Incorporation or these Bylaws.

Section 4.6 Resignations. A Committee member may resign at any time by giving written notice of resignation to the Board of Directors, the President, any Vice President, or the Secretary. Unless otherwise specified in such notice, a resignation shall take effect upon receipt of the notice by the Board of Directors or by any such officer. Acceptance of a resignation is not necessary to make the resignation effective.

Section 4.7 Removal. Any Committee member may be removed at any time, with or without cause, by the Board of Directors.

Section 4.8 Vacancies. If a vacancy occurs on the Committee by reason of death, resignation, disqualification, removal, or otherwise, the remaining Committee member or members, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

Section 4.9 Compensation. Committee members may receive such reasonable compensation for their services, whether in the form of salary or a fixed fee for attendance at meetings, and for their expenses, if any, as the Board of Directors may determine from time to time. This Section shall not be construed to preclude any Committee member from serving the Company in any other capacity and receiving compensation for such services.

ARTICLE V

OFFICERS

Section 5.1 Officers. The officers of the Company shall be a President, one or more VicePresidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, and such other officers as may be elected by the Board of Directors. Any two (2) or more offices may be held by the same person, except the President and the Secretary shall not be the same person. The President shall be a member of the Board of Directors, but no other officer need be a Director in order to qualify.

Section 5.2 Election. Term of Office, and Qualifications. Each officer (except officers appointed in accordance with the provisions of Section 5.3) shall be elected by the Board of Directors and shall hold such office until a successor has been elected and qualified or until, if earlier, the officer dies, resigns pursuant to Section 5.4, or is removed pursuant to Section 5.5.

Section 5.3 Subordinate Officers and Agents. The Board of Directors from time to time may appoint other officers or agents (including one or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers), to hold office for such periods, have such authority, and perform such duties as are provided in these Bylaws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer or agent the power to appoint such subordinate officers or agents and to prescribe their respective terms of office, authorities, and duties. Any authority to appoint subordinate officers or agents delegated by the Board of Directors to any officer or agent includes the authority to remove any subordinate officer or agent appointed.

Section 5.4 Resignations. An officer may resign at any time by giving written notice of resignation to the Board of Directors, the President, any Vice President, or the Secretary. Unless otherwise specified in such notice, a resignation shall take effect upon receipt of the notice by the

Board of Directors or by any such officer. Acceptance of a resignation is not necessary to make the resignation effective. An officer’s resignation does not affect the Company’s contract rights, if any, with that officer.

Section 5.5 Removal.

(a)An officer specifically designated in Section 5.1 may be removed, with or  without cause, at any Board of Directors’ meeting by an affirmative vote of a majority of the Directors then in office.

(b)An officer or agent appointed in accordance with the provisions of Section 5.3  may be removed, with or without cause, at any Board of Directors’ meeting by an affirmative vote of a majority of the Directors present at such meeting or at any time by a superior officer or agent upon whom the Board of Directors or these Bylaws have conferred such removal power.

(c)The removal of an officer does not affect that officer’s contract rights, if any, with  the Company.

Section 5.6 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification, or otherwise shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for the regular election or appointment to such office.

Section 5.7 The President.

(a)The President is the chief executive officer of the Company, subject to the direction of the Board of Directors.

(b)The President shall have general charge of the business, affairs, and property of the Company.

(c)The President shall have general supervision over the Company’s officers and agents.

(d)If present, the President shall preside at all stockholders’ meetings.

(e)The President shall see that all orders and resolutions of the Board of Directors are carried into effect.

(f)representing stock of the Company, the issuance of which has been duly  The President may sign, with any other duly authorized officer, certificates authorized. A facsimile or electronic signature of the President may be used in lieu of an original signature to the extent authorized by the President, and any such facsimile or electronic signature shall be as valid as an original signature.

(g)The President may sign and execute in the Company’s name deeds, mortgages, bonds, contracts, agreements, or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution of a document is expressly delegated by the Board of Directors to some other officer or agent or is required by law to be otherwise performed.

(h)From time to time, the President shall report to the Board of Directors all matters within the President’s knowledge which the Company’s interests may require to be brought to the Board’s attention.

(i)The President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these Bylaws.

Section 5.8 The Vice Presidents.

(a)At the request of the President or in the absence or disability of the President, a Vice President, designated by the Board of Directors, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President.

(b)A Vice President may sign, with any other duly authorized officer, certificates representing stock of the Company, the issuance of which has been duly authorized A facsimile or electronic signature of a Vice President may be used in lieu of an original signature to the extent authorized by the Vice President, and any such facsimile or electronic signature shall be as valid as an original signature.

(c)A Vice President may sign and execute in the Company’s name deeds, mortgages, bonds, contracts, agreements, or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution of a document is expressly delegated by the Board of Directors to some other officer or agent or is required by law to be otherwise performed.

(d)Unless a Treasurer is appointed by the Board of Directors under Section 5.3, or an officer or agent of the Company appoints a Treasurer pursuant to authority delegated by the Board of Directors under Section 5.3, one or more Vice Presidents shall have the powers and perform the services of a Treasurer described in Section 5.11.

(e)A Vice President shall have such other powers and perform such other duties, as may from time to time be prescribed by the Board of Directors, the President, or these Bylaws.

Section 5.9 The Assistant Vice Presidents. If the Board of Directors appoints an    Assistant Vice President under Section 5.3, or an officer or agent of the Company appoints an Assistant Vice President pursuant to authority delegated by the Board of Directors under Section 5.3, the Assistant Vice President shall have the following authority unless otherwise limited by the Board of Directors or, if appointed by an officer pursuant to Section 5.3, by the officer appointing the Assistant Vice President:

(a)At the request of the Vice President or in the absence or disability of the Vice President, an Assistant Vice President, designated by the Board of Directors or by the Vice President  pursuant to authority conferred by the Board of Directors, shall perform all the Duties of the Vice President and, when so acting, shall have all the powers of and be subject to all restrictions upon the Vice President.

(b)An Assistant Vice President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President, the Vice President, or these Bylaws from time to time.

Section 5.10 The Secretary.

(a)The Secretary shall record all the proceedings of the meetings of the stockholders, Board of Directors, and Executive Committee of the Board of Directors (if such a committee has been designated) in a book or books to be kept for such purposes.

(b)The Secretary shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law

(c)The Secretary shall, whenever an Executive Committee has been appointed pursuant to a Board of Directors’ resolution, furnish the chairman of such committee with a copy of the authorizing resolution.

(d)The Secretary shall be the custodian of the Company’s records.

(e)The Secretary shall see that the Company’s lists, books, reports, statements, certificates, and other documents and records required by law are properly kept and filed.

(f)The Secretary shall have charge of the Company’s stock and transfer books and shall exhibit such books at all reasonable times to persons who are entitled by law to view them.

(g)The Secretary shall sign certificates representing stock of the Company, the issuance of which has been duly authorized. A facsimile or electronic signature of the Secretary may be used in lieu of an original signature to the extent authorized by the Secretary, and any such facsimile or electronic signature shall be as valid as an original signature. The Secretary, in general, shall perform all duties incident to the office of Secretary and shall have such other powers and perform such other ‘duties as may be prescribed by the Board of Directors, the President, or the decision of the Board of Directors as to the propriety of the terms and these Bylaws from time to time.

Section 5.11 Assistant Secretaries. If the Board of Directors appoints an Assistant Secretary under Section 5.3, or an officer or agent of the Company appoints an Assistant Secretary pursuant to authority delegated by the Board of Directors under Section 5.3, the Assistant Secretary shall have the following authority unless otherwise limited by the Board of Directors or, if appointed by an officer pursuant to Section 5.3, by the officer appointing the Assistant Secretary:

(c)At the request of the Secretary or in the absence or disability of the Secretary, an Assistant Secretary, designated by the Board of Directors or by the Secretary pursuant to authority conferred by the Board of Directors, shall perform all the Duties of the Secretary and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary.

(d)An Assistant Secretary shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President, the Secretary, or these Bylaws from time to time.

Section 5.12 The Treasurer. If the Board of Directors appoints a Treasurer under Section 5.3, or an officer or agent of the Company appoints a Treasurer pursuant to authority delegated by the Board of Directors under Section 5.3, the Treasurer shall have the following authority unless otherwise limited by the Board of Directors or, if appointed by an officer pursuant to Section 5.3, by the officer appointing the Treasurer:

(a)The Treasurer shall have charge of, supervision over, and be responsible for the Company’s funds, securities, receipts, and disbursements.

(b)The Treasurer shall cause the Company’s monies and other valuable effects to be deposited in the name and to the credit of the Company in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with Section 6.3 or to be otherwise dealt with in such manner as the Board of Directors may direct.

(c)The Treasurer shall cause the Company’s funds to be disbursed by checks or drafts upon the authorized depositories of the Company and shall cause proper vouchers to be taken and preserved for all monies disbursed.

(d)The Treasurer shall render to the Board of Directors or the President, whenever  requested, a statement of the Company’s financial condition and of all his transactions as Treasurer. duplicate books of account as the Treasurer shall determine. The Treasurer, upon request, shall cause such books or duplicates to be exhibited to any Director.

(e)The Treasurer shall be empowered, from time to time, to require from the Company’s officers or agents reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Company.

(f)The Treasurer shall sign (unless the Secretary, an Assistant Secretary, or an Assistant Treasurer shall sign) certificates representing stock of the Company, the issuance of which has been duly authorized. A facsimile or electronic signature may be used in lieu of an original signature to the extent authorized by the Treasurer, and any such facsimile or electronic signature shall be as valid as an original signature.

(g)The Treasurer, in general, shall perform all duties incident to the office of Treasurer and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President, or these Bylaws from time to time.

Section 5.13 Assistant Treasurers. If the Board of Directors appoints an Assistant Treasurer under Section 5.3, or an officer or agent of the Company appoints an Assistant Treasurer pursuant to authority delegated by the Board of Directors under Section 5.3, the Assistant Treasurer shall have the following authority unless otherwise limited by the Board of Directors or, if appointed by an officer pursuant to Section 5.3, by the officer appointing the Assistant Treasurer:

(a)At the request of the Treasurer or in the absence or disability of the Treasurer, the Assistant Treasurer, designated by the Board of Directors or by the Treasurer pursuant to authority conferred by the Board of Directors, shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer.

(b)An Assistant Treasurer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President, the Treasurer, or these Bylaws from time to time.

Section 5.14 Salaries. The salaries of the Company’s officers shall be fixed from time to time by the Board of Directors. The Board of Directors, though, may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 5.3. No officer shall be prevented from receiving a salary by reason of the fact that such officer is also a Director of the Company.

Section 5.15 Bonds of Officers. All officers of the Company having control of or access to monies or securities of the Company in the regular discharge of their duties shall, before entering upon the performance of their duties, execute their individual bonds with adequate surety payable to the Company to indemnify the Company for any pecuniary loss of money or other personal property that the Company shall sustain because of any act or acts of fraud, dishonesty, forgery, theft, embezzlement, wrongful abstraction, or willful misapplication. The amount and form of such bonds and the sufficiency of the sureties thereon shall be approved by the Board of Directors of the Company and by the Arizona Department of Insurance and Financial Institutions. In lieu of individual bonds, a blanket bond covering all such officers may be used, subject to the same approval as individual bonds.

ARTICLE VI EXECUTION OF INSTRUMENTS AND  DEPOSIT OF CORPORATE FUNDS

Section 6.1 Executions of Instruments Generally. Subject to the Board of Directors’ approval, the President, any Vice President, the Secretary, or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Company. The Board of Directors may authorize any officer, officers, agent, or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authorization may be general or confined to specific instances.

Section 6.2 Borrowing. No loans or advances shall be obtained or contracted for, by, or on behalf of the Company, and no negotiable paper shall be issued in the Company’s name, unless and except as authorized by the Board of Directors. Such authorization by the Board of Directors may be general or confined to specific instances. Any officer or agent of the Company so authorized may obtain loans and advances for the Company and for such loans and advances, the authorized officer or agent may make, execute, and deliver promissory notes, bonds, or other evidences of indebtedness of the Company. Any officer or agent of the Company so authorized also may pledge, hypothecate, or transfer as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Company any and all stocks, bonds, other securities, and other personal property at any time held by the Company and, to that end, may endorse, assign, and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 6.3 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the Company’s credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select or as may be selected by any officer, officers, agent, or agents authorized to do so by the Board of Directors. Endorsements for deposit to the credit of the Company in any of its duly authorized depositories shall be made in such manner as the Board of Directors may determine from time to time.

Section 6.4 Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the Company’s name shall be signed by such officer, officers, agent, or agents of the Company and in such manner as determined by the Board of Directors from time to time.

Section 6.5 Stocks of Other Corporations: Proxies. Whenever the Company holds— stocks of any other corporation, any and all rights and powers of the Company as stockholder (including the attendance, acting, and voting at stockholders’ meetings and execution of waivers, consents, and proxies) may be exercised on behalf of the Company by the President, any Vice President, or by such other person as the Board of Directors may authorize.

ARTICLE VII

RECORD DATES

In order that the Company may determine the stockholders entitled: (1) to notice of or to vote at any stockholders’ meeting or any adjournment thereof, (2) to express consent to corporate action in writing without a meeting, (3) to receive payment of any dividend or other distribution or allotment of any rights, or (4) to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the Company’s books after any such record date fixed by the Board of Directors.

ARTICLE VIII  FISCAL YEAR

The fiscal year of the Company shall be the calendar year.

ARTICLE IX

CORPORATE SEAL

The Board of Directors may adopt a corporate seal for the Company. Absent adoption of a corporate seal by the Board of Directors, there shall be no corporate seal.

ARTICLE X

INDEMNIFICATION OF OFFICERS,  DIRECTORS, EMPLOYEES AND AGENTS

Section 10.1. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the Company), by reason or the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 10.2. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and The Treasurer shall cause to be kept at the Company’s Principal Office correct books of account of all the Company’s business and transactions and such reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company. Indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 10.3. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified by the Company against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 10.4. Any indemnification under Sections 1 and 2, unless ordered by a court or advanced pursuant to Section 5, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination shall be made;

(a)by the stock holders;

(b)by the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding;

(c)if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or;

(d)if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 10.5. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. The provisions of this Subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 10.6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article:

(a)does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses made pursuant to Section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action;

(b)continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 10.7. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability and expenses. The other financial arrangements made by the Company pursuant to this Section may include the following:

(a)the creation of a trust fund;

(b)the establishment of a program of self insurance;

(c)the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Company;

(d)the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this Section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the Company or any other person approved by the Board of Directors, even if all or part of the other person’s stocks or other securities is owned by the Company. In the absence of fraudulent conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and the insurance or other financial arrangement:

(1)is not void or voidable; and

(2)does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

ARTICLE XI

AMENDMENT OF BYLAWS

At any meeting of the Board of Directors, the Board of Directors may amend or repeal the Company’s Bylaws or approve new Bylaws by an affirmative vote of a majority of all of the Directors.

I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of Amplify Insurance Company, an Arizona life insurance company, and that the above and foregoing Bylaws were adopted as the Bylaws of the Corporation as of May 26, 2022 by the Incorporators of this Corporation.

IN WITNESS WHEREOF, I have executed this Certificate as of June 8, 2022.

/s/ Joseph Evangelista

Joseph Evangelista, Secretary

Amplify Insurance Company